    As filed with the Securities and Exchange Commission on January 17, 1997
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 BIOMERICA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                              95-2645573
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              1533 Monrovia Avenue
                         Newport Beach, California 92663

                                 (714) 645-2111
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

Joseph H. Irani, President                       Copy To:
Biomerica, Inc.                                  Joseph Lesko, Esq.
1533 Monrovia Avenue                             Solomon Ward Seidenwurm & Smith
Newport Beach, California  92663                 401 B Street, Suite 1200
(714) 645-2111                                   San Diego, California  92101
                                                 (619) 231-0303

(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                            Proposed             Proposed
   Title of each class of             Amount to             maximum               maximum             Amount of
securities to be registered         be registered        offering price          aggregate          registration
                                                          per unit (1)           offering                fee
                                                                                 price(1)
----------------------------------------------------------------------------------------------------------------
     Common Stock, $.08                333,333               $3.81              $1,269,999              $445
          par value                     shares
================================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of the registrant's Common Stock as reported on the NASDAQ SmallCap on January 13, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 333,333 SHARES

                                 BIOMERICA, INC.

                                  COMMON STOCK

         This prospectus ("Prospectus") relates to the offering from time to time by certain persons named in this Prospectus (the "Selling Stockholders") of up to 333,333 shares (the "Shares") of Common Stock, $.08 par value per share, of Biomerica, Inc. (the "Company"). The Company will not receive any proceeds from the offering of the Shares by the Selling Stockholders (the "Offering"), but the Company did receive one million dollars in gross proceeds from the initial private placement of the Shares to the Selling Stockholders.

         The Selling Stockholders directly, or through agents, dealers, underwriters, or market makers, may offer and sell from time to time all or any part of the Shares in amounts and on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the names of the Selling Stockholders, the respective purchase price and public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Offers or sales of the Shares have not been registered or qualified under the laws of any country other than the United States. See "Plan of Distribution."

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. By agreement, the Company will pay substantially all of the expenses incident to the registration of the Shares, except for underwriting discounts and selling commissions associated with the sale of the Shares, all of which shall be paid by the Selling Stockholders. See "Plan of Distribution" herein for a description of indemnification arrangements for agents, dealers and underwriters.

         THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               The date of this Prospectus is January ____, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement on Form S-3 (of which this Prospectus is a part) (the "Registration Statement"), the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. In addition, the Common Stock is currently quoted on the NASDAQ SmallCap ("NASDAQ") and similar information concerning the Company can be inspected and copied at the offices of The NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the Commission's rules and regulations. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

a. The Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996, filed on August 27, 1996;

b. The Company's Quarterly Report on Form 10-QSB for the three months ended November 30, 1996, filed on January 15, 1997;

c. The Company's Quarterly Report on Form 10-QSB for the three months ended August 31, 1996, filed on October 11, 1996;

d. The Company's definitive Proxy Statement mailed on or about September 24, 1996; and

e. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on September 12, 1978.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to the Corporate Secretary of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 (telephone number: (714) 645-2111).

                                   THE COMPANY

         Biomerica, Inc. ("Biomerica") is primarily engaged in the development, manufacture and marketing of medical diagnostic test kits. In addition, since 1984, Biomerica has followed a corporate strategy of developing new business opportunities through selected investments in companies in which synergistic benefits could be realized through the sharing of technology, corporate administration and/or capital resources. Each of these companies is or has been in a business involving the application of advanced technologies in the biomedical, pharmaceutical, and/or other applied sciences. As of May 31, 1996, Biomerica was the beneficial owner of 30% of the voting securities of Lancer Orthodontics, Inc. ("Lancer") and 74% of the voting securities of Allergy Immuno Technologies, Inc. ("AIT").

         The Company was incorporated in Delaware in September 1971 under the name "Nuclear Medical Systems, Inc." The Company changed its corporate name in February 1983 to NMS Pharmaceuticals, Inc. and in November 1987 to Biomerica, Inc. Its principal place of business and executive offices are located at 1533 Monrovia Avenue, Newport Beach, California 92663 (telephone number 714-645-2111, telefax number 714-722-6674).

         In addition to the Company's ownership of Lancer, the President of the Company beneficially owns approximately 19% of the outstanding Lancer common stock and is an officer and director of Lancer. Another of the Company's directors also serves on Lancer's board of directors and two Biomerica employees also serve as directors of Lancer. The Company controls Lancer and AIT and their financial statements are consolidated with those of Biomerica.

         Biomerica develops, manufactures, and sells medical diagnostic products designed to detect certain medical conditions and diseases in the areas of certain cancers, heart attack, fertility, gastritis and ulcers, diabetes and Candida. Since the late 1970's, Biomerica has developed, produced and sold immunoassay diagnostic test kits, which are used by hospitals, clinical laboratories and medical researchers to analyze blood or urine from patients in the diagnosis of various diseases and other medical complications, or to measure the level of specific hormones or other substances which may exist in the human body in extremely small concentrations.

         Lancer develops, manufactures, and sells high technology orthodontic products including, among others, brackets and wires. Lancer is well established in the field of orthodontics and its products are sold worldwide through distributors and a direct sales force.

         AIT provides esoteric clinical testing services to doctors, clinics and drug firms in specialized areas of allergy and sensitivity determinations. In the meantime, as a consequence of its development effort in the field of allergy treatment, AIT owns four patents covering several inventions relating to the therapeutic aspect of allergy. AIT intends to utilize these patents to develop new allergy drugs on its own and/or in conjunction with other companies.

                                  RISK FACTORS

         The following factors should be considered carefully with the information provided elsewhere in this Prospectus in evaluating an investment in the Shares offered hereby.

         This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

         Competition. Human immunodiagnostics is an intensely competitive field in which there are a number of well-established companies. Many of Biomerica's competitors have substantially greater financial resources and larger, more established sales, marketing, and service organizations. The primary bases of competition in the immunodiagnostic testing market are throughput, ease-of-use, price, breadth of test menu, quality of results and service. There can be no assurance that Biomerica will be able to compete successfully on any of these bases.

         The Company believes that Biomerica's principal competitors are large companies with a diagnostic division such as Abbott Laboratories, Becton, Dickinson and Company, Boehringer Mannheim, GmbH, Chiron/Ciba-Corning Diagnostics Corporation and Johnson & Johnson. Each of these companies has an established position in the clinical laboratory test market with systems based on traditional immunoassay technology. No assurance can be given that Biomerica's products will compete successfully with existing or future products of such competitors or that new competitors will not enter the market with competing technologies.

         Additionally, many of Lancer's competitors have substantially greater financial resources and larger, more established sales, marketing, and service organizations. Lancer believes that there are seven major competitors in the orthodontic products field; Unitek, a division of 3M, "A" Company, Ormco, a division of Sybron, RMO Inc., American Orthodontics, GAC and Dentaurum. The primary bases of competition in the orthodontic market are price, quality and service. There can be no assurance that Lancer will be able to compete successfully on any of these bases.

         Intellectual Property, Patents and Licenses. In general, Biomerica does not seek patent protection for its products, and instead strives to maintain the confidentiality of its proprietary know-how. The Company believes that the patent positions of any medical device manufacturer are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.

         AIT owns several patents and Lancer owns a single patent. There can be no assurance, however, that these patents will provide significant proprietary protection or will be circumvented or invalidated.

         New Product Development. The diagnostic test industry is characterized by ongoing technological developments and changing customer requirements. As a result, the Company's success and continued growth depend, in part, on Biomerica's ability in a timely manner to develop and successfully introduce into the marketplace, enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Biomerica's competition. There can be no assurance that Biomerica will be successful in developing products on a timely basis or that such products will adequately address that changing needs of the marketplace.

         Government Regulation. Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

         Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain registrations or approvals required by foreign countries may be longer or shorter than that required for FDA clearance or approval, and requirements for licensing may differ significantly from FDA requirements. There can be no assurance that Biomerica will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

         Lancer's products are also subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

         Need to Retain and Attract Key Employees. The Company is highly dependent upon the principal members of its management and scientific staff, especially Joseph H. Irani and Dr. Robert Orlando, the loss of whose services might impede the achievement of the Company's business objectives. Furthermore, recruiting and retaining additional qualified scientific, manufacturing, marketing and sales personnel also will be critical to the Company's success. The Company faces competition for qualified individuals from numerous manufacturers of medical products and other high technology products, as well as universities and academic institutions.

         Potential Adverse Impact of Reimbursement Policies. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Although Congress has failed to pass comprehensive health care reform legislation to date, the Company anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, price controls on pharmaceuticals and other fundamental changes to the health care delivery system. Any such proposed or actual changes could cause any potential partners of the Company to limit or eliminate spending on collaborative development projects. Legislative debate is expected to continue in the future, market forces are expected to demand reduced costs and the Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reforms may have on its business.

         In both domestic and foreign markets, sales of the Company's products will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that the Company's products will be considered cost effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of health care services may change, which could affect the Company's products and could further limit reimbursement for medical products and services.

         Risk of Product Liability; Possible Unavailability of Insurance. Testing, manufacturing and marketing of the Biomerica's products entail risk of product liability. Biomerica currently has product liability insurance. There can be no assurance, however, that Biomerica will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Biomerica against losses due to product liability. An inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit the commercialization of the Biomerica's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

         Lancer is subject to the same risks of product liability. Lancer currently has product liability insurance. Lancer also is subject to the risk of loss of its product liability insurance and the consequent exposure to liability.

         Hazardous Materials. Biomerica's research and development involves the controlled use of hazardous materials and chemicals. Although Biomerica believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations.

         Volatility of Stock Price. The market price of the Company's Common Stock, like that of the common stock of many other medical device and other high technology companies, has been highly volatile. Factors such as delays in obtaining FDA approval for new products, fluctuations in the Company's actual or anticipated operating results, announcements of technological innovations or new commercial products by the Company or its competitors, governmental regulation, changes in the current structure of the health care financing and payment systems in the United States, developments in or disputes regarding patent or other proprietary rights, economic and other external factors and general market conditions may have a significant effect on the market price of the Common Stock.

                              SELLING STOCKHOLDERS

         The Selling Stockholders received their Shares pursuant to a private placement (the "Private Placement"). In connection with the Private Placement, the Company agreed to file a registration statement with the Commission covering the Shares issued to each Selling Stockholder and to indemnify each Selling Stockholder against claims made against them arising out of, among other things, statements made in such registration statement. In addition, the Company agreed to cause this registration statement to remain effective for a period of at least 36 months or until all of the Shares are sold or until the Selling Stockholders may sell under Rule 144, or other exemption acceptable to the Company, all of the Shares then held by the Selling Stockholders in any three month period.

         The following table provides certain information with respect to the Shares held and to be offered under this Prospectus from time to time by each Selling Stockholder. Because the Selling Stockholders may sell any amount of their Shares pursuant to this Prospectus, and this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number and percentage of shares of Common Stock that will be held by each Selling Stockholder upon termination of this offering. See "Plan of Distribution."

                                            TOTAL SHARES OF
                                            COMPANY STOCK            NUMBER OF
                                            BENEFICIALLY             SHARES
NAME                                        OWNED                    OFFERED
The Aries Fund, A Cayman
Island Trust(1) ............................  111,111                111,111
the Aries Domestic Fund, L.P(1) ............  222,222                222,222

Total ......................................  333,333                333,333

(1) The investment manager of The Aries Fund, A Cayman Island Trust, is Paramount Capital Asset Management, Inc., a subchapter S corporation ("Paramount Capital"). The general partner of The Aries Domestic Fund, L.P. is Paramount Capital. The sole stockholder of Paramount Capital is Lindsay A. Rosenwald, M.D.

         The Company is unaware of any material relationship between any of the Selling Stockholders and the Company in the past three years.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholders or by donees or transferees, directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom they may act as agent. The Shares or any part of the Shares may be sold in amounts and on terms to be determined at the time of sale, including, without limitation, block trades, in the over-the-counter market, or otherwise, at negotiated prices or at or relating to quoted market prices then prevailing. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Shares. The Selling Stockholders will pay any sales commissions or other seller's compensation applicable to such transactions.

         To the extent required, the amount of the Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a Prospectus Supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement. The Selling Stockholders and agents who execute orders on its behalf may be deemed to be underwriters as that term is defined in
Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

         Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of five business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, the Selling Stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders or any other persons. All of the foregoing may affect the marketability of the Shares and the brokers' and dealers' ability to engage in market-making activities with respect to the Shares.

         Pursuant to an agreement with the Selling Stockholders, the Company will pay substantially all of the expenses incident to the registration of the Shares, estimated to be approximately $45,000. Under an agreement entered into with the Company, the Selling Stockholders, control persons of the Selling Stockholders, and any underwriter they may utilize will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.

                                     EXPERTS

The consolidated financial statements of Biomerica, Inc. and subsidiaries, as of May 31, 1996, and for each of the years in the two-year period ended May 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of Corbin & Wertz, independent certified accountants, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the Shares offered by this Prospectus will be passed upon for the Company by Solomon Ward Seidenwurm & Smith, LLP, San Diego, California.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

TABLE OF CONTENTS

                                             Page

Available Information .......................   2
Incorporation of Certain Documents by
   Reference ................................   2
The Company .................................   2
Risk Factors ................................   5
Selling Stockholders ........................   8
Plan of Distribution ........................   8
Experts .....................................   9
Legal Matters ...............................  10

January ____, 1997

333,333 SHARES

BIOMERICA, INC.

COMMON STOCK

PROSPECTUS

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses, other than underwriting discounts and commissions which shall be paid for by the Selling Stockholders, in connection with the offerings of the Shares are as follows:

    Securities Act Registration Fee ...............   $     445
    Blue Sky Fees and Expenses ....................      15,000
    Legal Fees and Expenses .......................      25,000
    Accounting Fees and Expenses ..................       5,000
    Miscellaneous .................................       1,000
                                                      ---------

    Total .........................................   $  46,445
                                                      ---------
                                                      ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IX of the Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for their conduct as directors to the full extent permitted by the Delaware General Corporation Law ("Delaware Law") as it existed at the time the Certificate of Incorporation was adopted, and as it may thereafter be amended. Any amendment to or repeal of Article IX shall apply only to acts or omissions of directors occurring after such amendment or repeal.

         Article IX of the Certificate of Incorporation also provides that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted under Delaware Law against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in connection with their service or status as directors and officers, and such indemnification shall continue as to a person who has ceased to a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. Such indemnification also extends to liabilities arising from actions taken by directors or officers when serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise.

         Section 145 of Delaware Law, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations. Under such provision, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful), and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or an officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon a determination by (A) a majority of a quorum of disinterested directors,
(B) independent legal counsel in a written opinion, or (C) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.

         The effect of the indemnification provisions contained in the Articles is to require the Registrant to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary and to extend to the Registrant's directors and officers the benefits of Delaware Law dealing with director and officer indemnification, as well as any future changes that might occur under Delaware Law in this area.

         The Articles state that the indemnification rights granted thereunder are not exclusive of any other indemnification rights to which the director or officer may otherwise be entitled. As permitted by Section 145(g) of Delaware Law, the Articles also authorize the Registrant to purchase directors and officers insurance for the benefit of its directors and officers, irrespective of whether the Registrant has the power to indemnify such persons under Delaware Law. The Registrant currently does not maintain such insurance as allowed by these provisions.

ITEM 16. EXHIBITS

See Exhibit Index.

ITEM 17. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 17, 1997.

                                       BIOMERICA, INC.

                                       By: /s/ JOSEPH H. IRANI
                                          -------------------------------------
                                          Joseph H. Irani
                                          Chief Executive and Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Joseph H. Irani and Janet Moore, and each of them as his true and lawful attorney-in-fact and agent, each with full powers of substitution and resubstitution and full power to act without the other, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in or about the premises.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 17, 1997.

         Signature                              Title

/s/ JOSEPH H. IRANI                   Chief Executive and Financial
----------------------------          Officer and Director (Principal Executive
Joseph H. Irani                       and Financial Officer)

/s/ DR. ROBERT ORLANDO                Director
----------------------------
Dr. Robert Orlando

/s/ DR. P.B. KAPLAN
----------------------------          Director
Dr. P.B. Kaplan

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
-------

 3.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on September 22, 1971 (incorporated by reference to
         Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

 3.2 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on September 22, 1971 (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

 3.3 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on February 6, 1978 (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

 3.4 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on January 19, 1987 (incorporated by reference to Exhibit 3.4 filed with the Form 8 Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1987).

 3.5 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 4, 1987 (incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1991).

 3.6 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on December 20, 1994 (incorporated by reference to Exhibit 3.7 filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995).

 3.6 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

 5.1     Opinion of Solomon Ward Seidenwurm & Smith, LLP.

10.1 Office lease dated June 1, 1988 between Registrant and Redington Company covering Registrant's lease of premises at 1531/1535 Monrovia Avenue, Newport Beach, California (incorporated by reference to Exhibit
         10.1 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1989).

10.2 Contract for Employment of Joseph H. Irani dated June 1, 1986 (incorporated by reference to Exhibit 10.2 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1986).

10.3 Lancer purchase agreement and warrants (incorporated by reference to Exhibit 10.10 filed with Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1989).

10.4 1991 Stock Option and Restricted Stock Plan of Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, Commission File No. 33-47054, filed with the Securities and Exchange Commission on April 6, 1992).

10.5 1995 Stock Option and Restricted Stock Plan of Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, Commission File No. 333-00159, filed with the Securities and Exchange Commission on January 11, 1996).

23.1     Consent of Corbin & Wertz.

23.2     Consent of Solomon Ward Seidenwurm & Smith (included in Exhibit 5.1).

24       Power of Attorney (included on signature page to this Registration
         Statement).

27 Financial Data Schedule (electronically filed with the Securities and Exchange Commission only and incorporated herein by reference to
         Exhibit 27 to the Company's Form 10-QSB for the quarter ended November 30, 1996).